                                                                   Exhibit 10(p)

                             EMPLOYMENT AGREEMENT
                             --------------------

          AGREEMENT made as of this 27/th/day of November, 2000, by and between Merck-Medco Managed Care, L.L.C., a Delaware limited liability company ("Merck-
                                                                         -----
Medco") and Per G.H. Lofberg (the "Employee").
------                             ---------

          WHEREAS, the Employee has been and is currently employed by Merck-Medco pursuant to an employment agreement dated April 1, 1993, as amended July 27, 1993 and May 24, 1996 (the "Former Agreement");
                                ----------------

          WHEREAS, Merck-Medco, the Employee and certain other members have entered into a Limited Liability Corporation Agreement, dated as of November 27, 2000 (the "LLC Agreement"), pursuant to which the Employee will become a member
           -------------
of Merck Capital Ventures, L.L.C. ("MCV"); and
                                    ---

          WHEREAS, Merck-Medco desires that the Employee continue his employment with Merck-Medco by providing services to MCV as the Chief Executive Officer and President of MCV and the Employee is willing to render such services to MCV on behalf of Merck-Medco on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:


          1.   Employment Term.  Subject to the terms and provisions of this
               ---------------
Agreement, Merck-Medco hereby agrees to employ the Employee and the Employee hereby agrees to be employed by Merck-Medco for the period commencing on the date hereof (the "Commencement Date") and ending on the second anniversary of
                  ------------------
the Commencement Date, unless extended as provided below or terminated sooner as provided in Section 5 hereof (the "Employment Term"); provided, however, that on
                                   ----------------   --------  -------
the second anniversary of the Commencement Date and on each anniversary thereafter, the Employment Term shall be automatically extended for an additional one (1) year period so long as neither Merck-Medco nor the Employee has provided the other party with not less than sixty (60) days prior written notice that the Employment Term shall not be so extended.

          2.   Position and Duties.  During the Employment Term the Employee
               -------------------
shall, on behalf of Merck-Medco, serve as the Chief Executive Officer and President of MCV with the principal responsibility of assisting MCV in building a venture capital portfolio primarily in E-healthcare companies and assisting any such portfolio company (a "Portfolio Company") in achieving business
                               -----------------
objectives in its dealings with

Merck & Co. Inc., a New Jersey corporation ("Merck"), Merck-Medco, and other corporations, and in such regard shall be responsible for (i) developing and implementing strategy, lead generation, investment decisions and investment evaluation for MCV, (ii) coordinating with the appropriate business contacts at Merck-Medco and Merck, (iii) building relationships with entrepreneurs and relevant individuals within the investment community, (iv) recruiting, and (v) overseeing MCV's investment portfolio. The Employee shall report solely and directly to Judy Lewent, or to Chairman of the Board of MCV if Judy Lewent shall cease to be Chairman of the Board of MCV, and shall perform such other duties, services and responsibilities as may from time to time be requested by Ms. Lewent or the Chairman of the Board, including without limitation, serving as an officer, advisor or board member, where appropriate, for any Portfolio Companies. During the Employment Term, the Employee's primary business activity shall be the performance of his duties, services and responsibilities set forth herein and the Employee will use his best efforts to promote the interests of Merck-Medco and MCV; provided, however, that during the Employment Term, the
                     --------  -------
Employee shall not engage in any other business activities on behalf of third parties which interfere with the performance of Employee's duties hereunder. Notwithstanding the foregoing, the Employee shall be entitled to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (c) manage private investments, in the case of each of (a) through (c), so long as such activities do not materially interfere with the performance of Employee's duties hereunder or create a conflict of interest.

          3.   Location.  The Employee shall perform his duties hereunder
               --------
primarily at Merck-Medco's Paragon building, and shall perform duties at such other locations as are reasonably designated by the Chairman of the Board.

          4.   Compensation and Benefits.
               -------------------------

               4.1  Base Salary.  In consideration of the performance of all of
                    -----------
the Employee's obligations during the Employment Term (including any services as an officer or director of Merck-Medco or MCV, member of any committee of the Board of Managers of MCV (the "Board") or board member of any Portfolio Company,
                               -----
or otherwise), Merck-Medco will during the Employment Term pay the Employee a base salary (the "Salary") at an annual rate of $150,000, subject to review each
                  ------
year by the Board. The Salary shall be payable in accordance with Merck-Medco's normal payroll practices. All payments and benefits hereunder shall be subject to all applicable taxes required to be withheld pursuant to federal, state or local law.

               4.2  Benefits.  During the Employment Term, the Employee (and his
                    --------
dependents, if eligible thereunder) shall continue to be eligible to participate in all existing employee benefit plans, programs and policies of Merck-Medco in which he was eligible to participate immediately prior to the Commencement Date in accordance with their terms and conditions as they may be amended from time to time, and such other employee benefit plans, programs and policies of Merck-Medco which are hereafter established by Merck-Medco and which by their terms provide for the participation therein by the Employee. Payments received by the Employee under the terms of the LLC Agreement shall not constitute compensation for purposes of any employee benefit plan, program or policy of Merck-Medco in which the Employee is, or becomes, eligible to participate. Options granted to the Employee to purchase shares of Merck common stock will continue to vest to the extent provided for in, and in accordance with their terms under, the Former Agreement but no additional options to purchase Merck common stock will be granted to the Employee during the Employment Term.

          5.   Termination.  The Employee's employment with Merck-Medco and the
               -----------
Employment Term shall terminate upon the expiration of the Employment Term or upon the earlier occurrence of any of the following events of termination:

               (a) By Merck-Medco (other than for Cause) upon prior written notice.

               (b)  By the Employee upon sixty (60) days prior written notice.

               (c) By Merck-Medco for Cause upon written notice (the "Cause Notice") to the Employee specifying the conduct constituting Cause. "Cause"
                                                                     -----
shall mean (i) the continued failure by the Employee to substantially perform the Employee's duties hereunder (other than any such failure resulting from the Employee's incapacity due to physical or mental illness), (ii) the Employee's engaging in conduct which is demonstrably and materially injurious to Merck-Medco, MCV or any of their affiliates, monetarily or otherwise, (iii) the conviction of the Employee for the commission of (A) a felony or (B) any other crime involving moral turpitude, (iv) the Employee's violation of any material Merck-Medco employment policies or codes of conduct, or (v) a material breach by the Employee of any provision of this Agreement or the LLC Agreement, including without limitation, any breach of the employee covenants included in Section 7 hereof. Notwithstanding the foregoing, the Employee shall have a period of 30 days following delivery of the Cause Notice during which he may cure any condition, act or failure to act specified in the Cause Notice as constituting Cause, to the extent such condition, act or failure to act is capable of being cured; provided, however, that if the condition, act or failure to act can not
       --------  -------
reasonably be cured in 30 days, it will be deemed cured if the Employee commences to cure such condition, act or failure to act within the 30-day period following delivery of the Cause Notice and completes such cure to the reasonable satisfaction of Merck-Medco within the 60-day period following delivery of the Cause Notice. If the Employee does not cure each such condition, act or failure to act and the Employee's employment is terminated for Cause, for all purposes of this Agreement and the LLC Agreement the effective date of such termination shall be the date of delivery of the Cause Notice.

               (d) By reason of the Disability of the Employee. The Employee shall be considered to be disabled after he has been unable fully to perform his duties hereunder (as determined in good faith by the Board), with reasonable accommodation as required by law, by reason of physical or mental illness for 180 days during any 360 day period ("Disability"). Notwithstanding the
                                     ----------
foregoing, whether or not the Employee is eligible for disability benefits under the benefit plans, programs and policies of Merck-Medco, shall be determined solely in accordance with the terms and conditions of such plans, programs and policies, as they may be amended from time to time, and whether or not the Employee shall be considered disabled for purposes of this Agreement, shall be determined solely in accordance with the terms and conditions of this Section 5(d).

               (e)  By reason of the death of the Employee ("Death").
                                                             -----

In the event of termination of the Employment Term, for whatever reason, (i) the Employee shall cooperate with Merck-Medco and MCV and be reasonably available to Merck-Medco and MCV with respect to continuing and/or future matters arising out of the Employee's employment or any other relationship with Merck-Medco and MCV, whether such matters are business-related, legal or otherwise and (ii) the Employee shall, unless otherwise requested by the Board, resign immediately from his membership on the Board and the board of any Portfolio Company.

          6.   Termination Payments.  Upon termination of the Employee's
               --------------------
employment and the Employment Term for any reason, Merck-Medco shall pay the Employee (or in the case of his Death, his estate) the Salary hereunder and unpaid as of the date of termination. The foregoing payments upon termination of employment shall constitute the exclusive payments due the Employee upon termination of Employee's employment, but such payments shall have no effect on
(i) any benefits which may be due the Employee under any plan, program or policy of Merck-Medco in which the Employee is participating on the date of such termination of employment in accordance with their terms, (ii) the Employee's entitlement pursuant to the terms of the LLC Agreement, and/or (iii) the Employee's rights, if any, with respect to any unexercised options to acquire Merck common stock held by the Employee on the date of such termination of employment.

          7.   Employee Covenants.
               ------------------

               7.1  Work made for Hire.  (a) The Employee recognizes and
                    ------------------
understands that his duties under this Agreement include or may include the preparation of works and other written or graphic materials relating directly or indirectly to the business of Merck-Medco, MCV and their affiliates and that each such work has been or will be prepared by the Employee as an employee within the scope of the Employee's employment hereunder, and constitutes a "work made for hire" as that phrase is used in 17 U.S.C. (S) 101 et seq. The Employee understands that MCV is considered the author of each "work made for hire" and exclusively owns all of the rights to such work. The Employee understands that as owner of each copyright, MCV has the exclusive rights to use, reproduce, distribute and publicly display the work. Without limiting the foregoing, to the extent necessary, the Employee assigns and agrees to assign all intellectual property rights in all such works and other written or graphic materials, and agrees to execute all documents necessary to effectuate such assignments.

               (b) The Employee will promptly disclose to the Board or to any persons designated by the Board all inventions, discoveries, improvements, works of authorship, computer programs, machines, methods of analysis concepts, formulas, compositions, ideas, designs, processes, techniques, know-how and data, or other intellectual property reduced to any tangible form, whether or not patentable (collectively "Inventions") made or conceived or reduced to
                              ----------
practice or developed by the Employee, either alone or jointly with others, during the Employment Term. The Employee will also disclose to the Board Inventions conceived, reduced to practice, or developed by him within six months following the termination of the Employment Term; such disclosures shall be received by the Board in confidence (to the extent they are not assigned under this Agreement) and do not extend the assignment made in this Agreement. The Employee agrees to keep and maintain adequate and current written records of all Inventions made by the Employee (in the form of notes, sketches, drawings and other records as may be specified by Merck-Medco and/or MCV), which records shall be available to and remain the sole property of either Merck-Medco and/or MCV, as appropriate, at all times.

               (c) The Employee agrees to perform, during and after the Employment Term, all acts deemed necessary or desirable by Merck-Medco to permit and assist Merck-Medco and/or MCV, at Merck-Medco's sole expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing rights of Merck-Medco and/or MCV and/or the Employee's assignment with respect to such Inventions in any and all countries.

               (d) The Employee understands that any Invention which he develops entirely on his own time not using any of Merck-Medco's or MCV's equipment, supplies, facilities, or trade secret information ("Personal
                                                               --------
Invention") is excluded from this Agreement provided such Personal Invention (i)
---------
does not relate at the time of conception or reduction to practice to Merck-Medco's or MCV's or their affiliates' businesses, or research or development of Merck-Medco and/or MCV or their affiliates; and (ii) does not result from any work performed by the Employee for Merck-Medco and/or MCV. It is understood that all Personal Inventions made by the Employee prior to his employment by Merck-Medco are excluded from this Agreement. The Employee agrees to notify Merck-Medco in writing before making any disclosure or performing work on behalf of Merck-Medco or MCV or Merck which appears to threaten or conflict with proprietary rights the Employee claims in any Personal Invention. In the event of the Employee's failure to give such notice, the Employee agrees that he will make no claim against Merck-Medco or MCV with respect to any such Personal Invention.

               7.2  Unauthorized Disclosure.  The Employee agrees and
                    -----------------------
understands that in the Employee's position with Merck-Medco during the Employment Term, the Employee has been and will be exposed to and receive information relating to the business affairs of Merck-Medco, MCV, their affiliates and Portfolio Companies, including but not limited to technical information, business and marketing plans, strategies, customer information, other information concerning Merck-Medco's, MCV's, their affiliates' and Portfolio Companies' products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by such entities to be confidential and in the nature of trade secrets. The Employee agrees that during the Employment Term and thereafter, the Employee will keep such information confidential and not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of Merck-Medco (unless such information is otherwise in the public domain through no fault of the Employee); provided,
                                                                  --------
however, that nothing in this Section 7.2 shall prevent the Employee with or
-------
without Merck-Medco's consent, from disclosing documents or information (i) in connection with the Employee's performance of his duties and responsibilities hereunder in the ordinary course of business as an officer of Merck-Medco, or
(ii) in connection with any judicial or administrative investigation, inquiry or proceeding, provided the Employee is compelled to do so by court order or subpoena and notifies Merck-Medco as soon as practicable after the receipt of such court order or subpoena. This confidentiality covenant has no temporal, geographical or territorial restriction.

               7.3  Non-competition.  By and in consideration of Merck-Medco's
                    ---------------
entering into this Agreement and the payments and benefits to be provided (i) by Merck-Medco hereunder and (ii) pursuant to the LLC Agreement, and further in consideration of the Employee's exposure to the proprietary information of Merck-Medco and MCV, the Employee agrees that the Employee will not;

                    (A) during the Employment Term, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to, holding the position of shareholder (except as a holder of not more than one percent (1%) of the outstanding shares of a publicly-held corporation or as a passive investor holding not more than three percent (3%) of the equity interests in a venture capital fund), director, officer, consultant, independent contractor, employee, partner, or investor, with any person, corporation, partnership or other entity engaged in a business which is in competition, directly or indirectly, (1) with any business of MCV or any business in which MCV proposes or intends to engage or (2) any significant business (whether financially, strategically or otherwise significant) (each a "Significant Business") of any Portfolio Company or any Significant Business in which any Portfolio Company proposes or intends to engage, and

                    (B) during the two-year period following the termination of the Employee's employment hereunder (the "Restriction Period"), directly or
                                          ------------------
indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner, including but not limited to, holding the position of shareholder (except as a holder of not more than one percent (1%) of the outstanding shares of a publicly-held corporation or as a passive investor holding not more than three percent (3%) of the equity interests in a venture capital fund), director, officer, consultant, independent contractor, employee, partner, or investor, with any person, corporation, partnership or other entity that directly or indirectly manages, owns in whole or in part, is a partner with or in, invests in or otherwise controls any entity engaged in a business which is in competition, directly or indirectly, with (i) any Significant Business of any Portfolio Company or any Significant Business in which any Portfolio Company proposes or intends, as of the date of termination of employment, to engage, or
(ii) any business of any entity which, as of the date of the Employee's termination of employment, MCV or any Portfolio Company is considering as a potential Portfolio Company or acquisition, and which within six months following such termination date, becomes a Portfolio Company or is acquired by a Portfolio Company. For purposes of this Section 7.3, the term "Portfolio Company" shall not include any entity from and after the date it shall have ceased to be a Portfolio Company as defined in the LLC Agreement or, if later, the date on which Merck-Medco and its Affiliates and Associates shall cease to beneficially own, directly or indirectly, any equity interest in such entity.

Following termination of the employee's employment, upon request, the Employee shall notify Merck-Medco of the Employee's then current employment status.

               7.4  Non-solicitation and Non-disparagement.  (a) The Employee
                    --------------------------------------
agrees that during the Employment Term and thereafter during the Restriction Period, he will not intentionally or knowingly, directly or indirectly, (i) interfere with MCV's or any Portfolio Company's or any of their respective affiliates' relationship with, or endeavor to entice away from MCV or any Portfolio Company or any of their respective affiliates, any individual, person, firm, corporation or other business entity who at any time during the Employment Term was an employee or customer of MCV or any Portfolio Company or any of their respective affiliates or otherwise had a material business relationship with MCV or any Portfolio Company or any of their respective affiliates, (ii) hire any individual person who at any time during the Employment Term was an employee of MCV or any Portfolio Company, or (iii) discourage, or attempt to discourage, any individual, person, firm, corporation or business entity from doing business with MCV or any Portfolio Company or any of their respective affiliates. The Employee agrees that during the Employment Term and thereafter, he will not intentionally or knowingly, directly or indirectly, make or publish any negative or disparaging statements, comments or remarks regarding MCV or any Portfolio Company or any of their respective subsidiaries, affiliated entities, directors, or senior officers.

                    (b) Merck-Medco agrees that during the Employment Term and thereafter during the Restriction Period, it will use its best efforts to prohibit its officers and directors and the officers and directors of MCV from knowingly discouraging any individual, person, firm, corporation or other business entity from investing in, or otherwise doing business with, any venture capital fund for which the Employee is a managing director or chief executive officer; provided, however, that the officers and directors of the Merck-Medco
         --------  -------
and MCV will not be prohibited from disclosing to such third parties, the actual investment results of MCV. Notwithstanding the foregoing, in the event that Merck-Medco terminates the employment of the Employee by reason of (i) the Employee's conviction of a crime involving moral turpitude, or (ii) the Employee's dishonestly, malfeasance or fraud in connection with the performance of his duties hereunder or that otherwise is demonstrably and materially injurious to Merck-Medco, MCV or any of their affiliates, Merck-Medco will not be required to comply with the provisions of this Section 7.4(b) and this
Section 7.4(b) shall be null and void.

               7.5  Remedies.  The Employee agrees that any breach of the terms
                    --------
of this Section 7 would result in irreparable injury and damage to Merck-Medco for which Merck-Medco would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, Merck-Medco shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, and to all costs and expenses, including reasonable attorneys' fees and costs, in addition to any other remedies to which Merck-Medco may be entitled at law or in equity. The terms of this paragraph shall not prevent Merck-Medco from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Employee. The Employee and Merck-Medco further agree that the provisions of this Section 7 are reasonable and Merck-Medco would not have entered into this Agreement but for their inclusion herein. Should a court or arbitrator determine that any provision of the covenant not to compete is unreasonable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable.

          The provisions of this Section 7 shall survive any termination of the Employment Term, and the existence of any claim or cause of action by the Employee against Merck-Medco, MCV, Merck or any Portfolio Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Merck-Medco of the covenants and agreements of this Section 7.

          8.   Non-Waiver of Rights.  The failure to enforce at any time the
               --------------------
provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms.

          9.   Notices.  All notices required or permitted under this Agreement
               -------
shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9.


          If to Merck-Medco:

                    Merck-Medco Managed Care, L.L.C.
                    c/o Merck & Co. Inc.
                    1 Merck Drive
                    Whitehouse Station, NJ 08889
                    Fax  No.: (908) 735 1244
                    Attn: Ken Frazier


          If to the Employee:

                    Per G. H. Lofberg
                    63 East 92/nd/ Street
                    New York, NY 10128
                    Fax No.: (212) 423-3043

          10.  Binding Effect/Assignment.  This Agreement shall inure to the
               -------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and permitted assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee shall not assign all or any portion of this Agreement without the prior written consent of Merck-Medco.

          11.  Entire Agreement.  Except as otherwise provided in this Section
               ----------------
11, this Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and plans, written or oral between them as to such subject matter. Notwithstanding the foregoing, the Former Agreement shall continue in full force and effect during the Employment Term and following the Employee's termination of employment with Merck-Medco as specified in the Former Agreement; provided, however, that neither MCV nor any Portfolio Company shall be deemed an affiliate of Merck-Medco for purposes of the Former Agreement.

          12.  Severability.  If any provision of this Agreement, or any
               ------------
application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

          13.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of New Jersey, without reference to the principles of conflict of laws.

          14.  Modifications and Waivers.  No provision of this Agreement may be
               -------------------------
modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

          15.  Headings.  The headings contained herein are solely for the
               --------
purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          16.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Merck-Medco has caused this Agreement to be executed by authority of its board of directors, and the Employee has hereunto set his hand, the day and year first above written.


                              MERCK-MEDCO MANAGED CARE, L.L.C.



                              By:_____________________________________________
                                  Name:
                                  Title:



                              ________________________________________________
                                  Per G.H. Lofberg